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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-98474 and Registration Statement No. 333-55835 of Owosso Corporation on Form S-8 and Amendment No. 1 to Registration Statement No. 33-99526 of Owosso Corporation on Form S-3 of our report dated June 16, 2000, appearing in this Annual Report on Form 11-K of the Owosso Corporation 401(k) Savings Plan for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
June 23, 2000